Exhibit 99(n)(ii)

FORM OF

SCHEDULE A

As of [September 27, 20121]

The Lord Abbett Family of Funds

FUNDS	CLASSES

Lord Abbett Affiliated Fund, Inc.	A, B, C, F, I, P, R2, R3

Lord Abbett Bond-Debenture Fund, Inc.	A, B, C, F, I, P, R2, R3

Lord Abbett Developing Growth Fund, Inc.	A, B, C, F, I, P, R2, R3

Lord Abbett Equity Trust
Lord Abbett Calibrated Large Cap Value Fund	A, C, F, I, R2, R3
Lord Abbett Calibrated Mid Cap Value Fund	A, C, F, I, R2, R3
Lord Abbett Small-Cap Blend Fund	A, B, C, F, I, P, R2, R3

Lord Abbett Global Fund, Inc.
Lord Abbett Emerging Markets Currency Fund	A, B, C, F, I, P, R2, R3
Lord Abbett Global Allocation Fund	A, B, C, F, I, P, R2, R3

Lord Abbett Investment Trust
Lord Abbett Balanced Strategy Fund	A, B, C, F, I, P, R2, R3
Lord Abbett Convertible Fund	A, B, C, F, I, P, R2, R3
Lord Abbett Core Fixed Income Fund	A, B, C, F, I, P, R2, R3
Lord Abbett Diversified Equity Strategy Fund	A, B, C, F, I, P, R2, R3
Lord Abbett Diversified Income Strategy Fund	A, B, C, F, I, P, R2, R3
Lord Abbett Floating Rate Fund	A, B, C, F, I, R2, R3
Lord Abbett Growth & Income Strategy Fund	A, B, C, F, I, P, R2, R3
Lord Abbett High Yield Fund	A, B, C, F, I, P, R2, R3
Lord Abbett Income Fund	A, B, C, F, I, P, R2, R3
Lord Abbett Inflation Focused Fund	A, C, F, I, R2, R3
Lord Abbett Short Duration Income Fund	A, B, C, F, I, P, R2, R3
Lord Abbett Total Return Fund	A, B, C, F, I, P, R2, R3

Lord Abbett Mid Cap Stock Fund, Inc.	A, B, C, F, I, P, R2, R3

Lord Abbett Municipal Income Fund, Inc.
Lord Abbett AMT Free Municipal Bond Fund	A, C, F, I
Lord Abbett California Tax-Free Income Fund	A, C, F, I, P
Lord Abbett High Yield Municipal Bond Fund	A, B, C, F, I, P
Lord Abbett Intermediate Tax Free Fund	A, B, C, F, I, P
Lord Abbett National Tax-Free Income Fund	A, B, C, F, I, P
Lord Abbett New Jersey Tax-Free Income Fund	A, F, I, P

1          (1) As amended on September 27, 2012, to reflect the name change of Lord Abbett Calibrated Dividend Growth Fund (formerly, Lord Abbett Capital Structure Fund); (2) effective September 27, 2012 the name change of Lord Abbett Series Fund, Inc. - Calibrated Dividend Growth Portfolio (formerly, Capital Structure Portfolio.)

A-1

Lord Abbett New York Tax-Free Income Fund	A, C, F, I, P
Lord Abbett Short Duration Tax Free Fund	A, B, C, F, I

Lord Abbett Research Fund, Inc.
Lord Abbett Calibrated Dividend Growth Fund	A, B, C, F, I, P, R2, R3
Lord Abbett Classic Stock Fund	A, B, C, F, I, P, R2, R3
Lord Abbett Growth Opportunities Fund	A, B, C, F, I, P, R2, R3
Small-Cap Value Series	A, B, C, F, I, P, R2, R3

Lord Abbett Securities Trust
Lord Abbett Alpha Strategy Fund	A, B, C, F, I, P, R2, R3
Lord Abbett Fundamental Equity Fund	A, B, C, F, I, P, R2, R3
Lord Abbett Growth Leaders Fund	A, C, F, I, R2, R3
Lord Abbett International Core Equity Fund	A, B, C, F, I, P, R2, R3
Lord Abbett International Dividend Income Fund	A, B, C, F, I, R2, R3
Lord Abbett International Opportunities Fund	A, B, C, F, I, P, R2, R3
Lord Abbett Micro-Cap Growth Fund	A, I
Lord Abbett Micro-Cap Value Fund	A, I
Lord Abbett Value Opportunities Fund	A, B, C, F, I, P, R2, R3

Lord Abbett Series Fund, Inc.
Bond-Debenture Portfolio	VC
Calibrated Dividend Growth Portfolio	VC
Classic Stock Portfolio	VC
Developing Growth Portfolio	VC
Fundamental Equity Portfolio	VC
Growth and Income Portfolio	VC, P
Growth Opportunities Portfolio	VC
International Core Equity Portfolio	VC
International Opportunities Portfolio	VC
Mid Cap Stock Portfolio	VC
Total Return Portfolio	VC
Value Opportunities Portfolio	VC

Lord Abbett Stock Appreciation Fund	A, B, C, F, I, P, R2, R3

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.	A, B, C, I

A-2